Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFEWAY INC. ANNOUNCES

FOURTH QUARTER AND FISCAL YEAR

2008 EARNINGS

Fourth Quarter Earnings Per Share Increases 16%

Annual Free Cash Flow Increases to $681 Million

Contact: Melissa Plaisance (925) 467-3136

Christiane Pelz (925) 467-3832

Pleasanton, CA – February 26, 2009

Results From Operations

Safeway Inc. today reported net income of $338.0 million ($0.79 per diluted share) for the 17-week fourth quarter of 2008 compared to net income of $301.1 million ($0.68 per diluted share) for the 16-week fourth quarter of 2007.

“Despite a difficult economic environment, our efforts to control costs helped increase fourth quarter earnings per share by 16% over last year,” said Steve Burd, Chairman, President and CEO. “In addition, we increased annual free cash flow 62% to $681 million. We are stepping up our efforts to provide increased value to our customers by lowering prices on everyday items, while continuing to provide quality perishables and great service.”

The fourth quarter of 2008 was affected by a number of significant items that largely offset each other. Items that reduced diluted earnings per share consisted of increased workers’ compensation expense due to a decline in the discount rate ($0.05 per diluted share), Canadian dollar exchange losses ($0.03 per diluted share) and damages from Hurricane Ike ($0.01 per diluted share). Items that increased fourth quarter diluted earnings per share were a reduction in tax reserves ($0.04 per diluted share) and the additional week in the 17-week fourth quarter ($0.04 per diluted share).

Sales and Other Revenue

Total sales increased 3.4% to $13.8 billion in the fourth quarter of 2008 compared to $13.4 billion in the fourth quarter of 2007. This increase was driven by the additional week in 2008 and identical-store sales increases, excluding fuel, of 0.4%, partly offset by a decrease in the Canadian exchange rate and lower fuel sales.

Gross Profit

Gross profit increased nine basis points to 28.78% of sales in the fourth quarter of 2008 compared to 28.69% of sales in the fourth quarter of 2007. Excluding the 66 basis point benefit from improved gross margin on fuel sales, gross profit declined 57 basis points. This decline was the result of investments in price, partly offset by lower advertising expense and higher revenue from third-party gift cards.

Operating and Administrative Expense

Operating and administrative expense increased 13 basis points to 24.34% of sales in the fourth quarter of 2008 from 24.21% of sales in the fourth quarter of 2007. Excluding the 40 basis point impact of lower fuel sales in the fourth quarter of 2008, operating and administrative expense declined 27 basis points. This improvement was the result of reduced employee costs, partly offset by currency exchange losses, higher workers’ compensation costs and higher occupancy costs.

Interest Expense

Interest expense declined to $112.5 million in the fourth quarter of 2008 from $120.6 million in the fourth quarter of 2007 due to a combination of lower interest rates and lower average borrowings.

Income Tax Expense

Income tax expense was $165.8 million, or 32.9% of pre-tax income, in the fourth quarter of 2008. Income tax expense in the fourth quarter of 2007 was $179.2 million, or 37.3% of pre-tax income. The decline in the tax rate was due primarily to a reduction in a reserve on charitable contribution carryforwards and the favorable resolution of other tax items.

Annual Results

Net income for the 53-week year 2008 was $965.3 million ($2.21 per diluted share) compared to $888.4 million ($1.99 per diluted share) in the 52-week year 2007. Annual earnings per diluted share increased 11% over last year.

Sales increased 4.3% to $44.1 billion in 2008 from $42.3 billion in 2007 primarily because of the additional week in fiscal 2008, increased fuel sales and identical-store sales increases, excluding fuel, of 0.8%.

The gross profit margin declined 36 basis points to 28.38% of sales in 2008 from 28.74% in 2007. Excluding the 11 basis point reduction in gross profit margin due to higher fuel sales, gross profit margin declined 25 basis points.

Operating and administrative expense margin improved 38 basis points to 24.17% of sales in 2008 from 24.55% in 2007. Excluding the 11 basis point improvement due to higher fuel sales, operating and administrative expense margin improved by 27 basis points.

Stock Repurchases

There were no repurchases of common stock during the fourth quarter of 2008. For the year, Safeway purchased 12.6 million shares of its common stock at an average price of $28.45 per share and a total cost of $359.5 million (including commissions). The remaining board authorization for stock repurchases at year-end was $1.2 billion.

Capital Expenditures

During 2008 Safeway invested $1,595.7 million in capital expenditures. The company opened 20 new Lifestyle stores, completed 232 Lifestyle remodels and closed 24 stores. In 2009 the company expects to spend approximately $1.2 billion in capital expenditures, open approximately 10 new Lifestyle stores and complete approximately 135 Lifestyle remodels.

Cash Flow

Net cash flow from operating activities was $2,250.9 million for the year 2008 compared to $2,190.5 million in 2007.

Net cash flow used by investing activities was $1,546.0 million in 2008 compared to $1,686.4 million in 2007.

Net cash flow used by financing activities was $594.3 million in 2008 compared to $454.0 million in 2007.

Free cash flow increased 62% to $681.0 million in 2008 compared to $420.0 million in 2007.

Guidance

Safeway confirmed guidance for the year 2009 of $2.34 to $2.44 per diluted share and free cash flow of $1.0 billion to $1.2 billion.

About Safeway

Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,739 stores in the United States and Canada. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call

Safeway’s investor conference call discussing fourth-quarter results will be broadcast live over the Internet at www.safeway.com/investor_relations at 8:00 a.m. PT on February 26, 2009. Click on Webcast Events to access the call. A replay will be available via webcast for approximately one week following the conference call.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, estimates of diluted earnings per share, identical-store sales, capital expenditures, free cash flow, financial and operating results, and Lifestyle stores. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation, consumer spending levels, currency valuations, population, employment and job growth in our markets; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to expand corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for new business ventures including Blackhawk Network Holdings, Inc. (“Blackhawk”); legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; discount rates used in actuarial calculations for pension obligations and self-insurance reserves; the rate of return on our pension assets; the availability and terms of financing, including interest rates and our ability to issue commercial paper or public debt or to borrow under our lines of credit as a result of current financial market conditions; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions; performance in new business ventures or other opportunities that we pursue, including Blackhawk; and the capital investment in and financial results from our Lifestyle stores. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per-share amounts)

(Unaudited)

	17 Weeks Ended January 3, 2009	16 Weeks Ended December 29, 2007	53 Weeks Ended January 3, 2009	52 Weeks Ended December 29, 2007
Sales and other revenue	$13,815.9	$13,356.4	$44,104.0	$42,286.0
Cost of goods sold	(9,840.1)	(9,524.5)	(31,589.2)	(30,133.1)

Gross profit	3,975.8	3,831.9	12,514.8	12,152.9
Operating and administrative expense	(3,362.8)	(3,234.2)	(10,662.1)	(10,380.8)

Operating profit	613.0	597.7	1,852.7	1,772.1
Interest expense	(112.5)	(120.6)	(358.7)	(388.9)
Other income, net	3.3	3.2	10.6	20.4

Income before income taxes	503.8	480.3	1,504.6	1,403.6
Income taxes	(165.8)	(179.2)	(539.3)	(515.2)

Net income	$338.0	$301.1	$965.3	$888.4

Basic earnings per share	$0.79	$0.68	$2.23	$2.02

Diluted earnings per share	$0.79	$0.68	$2.21	$1.99

Weighted average shares outstanding:
Basic	428.7	440.8	433.8	440.3

Diluted	430.0	444.9	436.3	445.7

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per-share amounts)

(Unaudited)

	Year-end 2008	Year-end 2007
ASSETS
Current assets:
Cash and equivalents	$382.8	$277.8
Receivables	515.1	577.9
Merchandise inventories	2,591.4	2,797.8
Prepaid expense and other current assets	486.9	354.0

Total current assets	3,976.2	4,007.5

Total property, net	10,643.1	10,622.0
Goodwill	2,390.2	2,406.3
Prepaid pension costs	—	73.2
Investment in unconsolidated affiliate	207.1	216.0
Other assets	268.1	326.0

Total assets	$17,484.7	$17,651.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of notes and debentures	$758.4	$954.9
Current obligations under capital leases	40.6	42.5
Accounts payable	2,448.5	2,825.4
Accrued salaries and wages	450.3	506.7
Deferred income taxes	107.2	88.0
Other accrued liabilities	694.2	718.9

Total current liabilities	4,499.2	5,136.4

Long-term debt:
Notes and debentures	4,184.2	4,093.5
Obligations under capital leases	516.6	564.2

Total long-term debt	4,700.8	4,657.7
Deferred income taxes	249.6	254.7
Pension and postretirement benefit obligations	597.2	236.7
Accrued claims and other liabilities	651.7	663.7

Total liabilities	10,698.5	10,949.2
Stockholders’ equity
Common stock: par value $0.01 per share; 1,500 shares authorized; 590.7 and 589.3 shares outstanding	5.9	5.9
Additional paid-in capital	4,128.3	4,038.2
Treasury stock at cost; 161.8 and 149.2 shares	(4,776.8)	(4,418.0)
Accumulated other comprehensive (loss) income	(228.7)	246.2
Retained earnings	7,657.5	6,829.5

Total stockholders’ equity	6,786.2	6,701.8

Total liabilities and stockholders’ equity	$17,484.7	$17,651.0

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	53 Weeks Ended January 3, 2009	52 Weeks Ended December 29, 2007
OPERATING ACTIVITIES
Net income	$965.3	$888.4
Reconciliation to net cash flow from operating activities:
Depreciation expense	1,141.1	1,071.2
Property impairment charges	40.3	27.1
Stock option expense	62.3	48.4
Excess tax benefit from exercise of stock options	(1.5)	(38.3)
LIFO expense	34.9	13.9
Equity in losses (earnings) of unconsolidated affiliate	2.5	(8.7)
Net pension expense	84.6	72.1
Contributions to pension plans	(33.8)	(33.0)
Gain on property retirements and lease exit costs, net	(19.0)	(42.3)
Increase (decrease) in accrued claims and other liabilities	24.4	(5.8)
Deferred income taxes	171.7	130.8
Amortization of deferred finance cost	5.1	5.3
Other	(1.5)	15.8
Changes in working capital items:
Receivables	11.7	(3.0)
Inventories at FIFO cost	95.2	(102.1)
Prepaid expenses and other current assets	13.7	(22.7)
Income taxes	(96.8)	(8.7)
Payables and accruals	(273.2)	98.0
Payables related to third-party gift cards, net of receivables	23.9	84.1

Net cash flow from operating activities	2,250.9	2,190.5

INVESTING ACTIVITIES
Cash paid for property additions	(1,595.7)	(1,768.7)
Proceeds from sale of property	97.8	140.0
Other	(48.1)	(57.7)

Net cash flow used by investing activities	(1,546.0)	(1,686.4)

FINANCING ACTIVITIES
Additions to short-term borrowings	—	285.0
Payments on short-term borrowings	(95.0)	(190.0)
Additions to long-term borrowings	2,130.0	1,864.6
Payments on long-term borrowings	(2,165.0)	(2,220.9)
Purchase of treasury stock	(359.5)	(226.1)
Dividends paid on common stock	(132.1)	(111.5)
Net proceeds from exercise of stock options	29.0	106.8
Excess tax benefit from exercise of stock options	1.5	38.3
Income tax refund related to prior years’ debt financing	2.8	7.0
Other	(6.0)	(7.2)

Net cash flow used by financing activities	(594.3)	(454.0)

Effect of changes in exchange rate on cash	(5.6)	11.1
Increase in cash and equivalents	105.0	61.2
CASH AND EQUIVALENTS
Beginning of period	277.8	216.6

End of period	$382.8	$277.8

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA

	Fourth Quarter Ended		Year Ended
	January 3, 2009	December 29, 2007	January 3, 2009	December 29, 2007
Cash capital expenditures	$588.5	$532.1	$1,595.7	$1,768.7
Stores opened	12	14	20	20
Stores closed	11	9	24	38
Lifestyle remodels completed	113	95	232	253
Stores at end of period	1,739	1,743
Square footage (in millions)	80.4	80.3
Fuel sales	$945.2	$1,115.4	$3,885.2	$3,487.8
Number of fuel stations at end of period	382	361

TABLE 2: RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Year Ended January 3, 2009
Net income	$965.3
Add (subtract):
Income taxes	539.3
Interest expense	358.7
Depreciation	1,141.1
LIFO expense	34.9
Stock option expense	62.3
Property impairment charges	40.3
Equity in losses of unconsolidated affiliates	2.5

Adjusted EBITDA	$3,144.4

Total debt at January 3, 2009	$5,499.8
Less cash and equivalents in excess of $75.0 at January 3, 2009	307.8

Adjusted Debt	$5,192.0

Adjusted EBITDA as a multiple of interest expense	8.77	x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00	x
Adjusted Debt to Adjusted EBITDA	1.65	x
Maximum Adjusted Debt to Adjusted EBITDA under bank credit agreement	3.50	x

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA

Year Ended January 3, 2009
Net cash flow from operating activities	$2,250.9
Add (subtract):
Income taxes	539.3
Interest expense	358.7
Amortization of deferred finance cost	(5.1)
Excess tax benefit from exercise of stock options	1.5
Deferred income taxes	(171.7)
Net pension expense	(84.6)
Contributions to pension plans	33.8
Accrued claims and other liabilities	(24.4)
Gain on property retirements and lease exit costs	19.0
Changes in working capital items	225.5
Other	1.5

Adjusted EBITDA	$3,144.4

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW*

	Fiscal Year		Forecasted Range
	2008	2007	Fiscal 2009
Net cash flow from operating activities	$2,250.9	$2,190.5
Increase in payables related to third-party gift cards, net of receivables	(23.9)	(84.1)

Net cash flow from operating activities as adjusted	2,227.0	2,106.4	$2,200.0	$2,350.0
Net cash flow used by investing activities	(1,546.0)	(1,686.4)	(1,200.0)	(1,150.0)

Free cash flow	$681.0	$420.0	$1,000.0	$1,200.0

	17 Weeks Ended January 3, 2009	16 Weeks Ended December 29, 2007
Net cash flow from operating activities	$966.1	$942.5
Increase in payables related to third-party gift cards, net of receivables	(218.5)	(225.3)

Net cash flow from operating activities as adjusted	747.6	717.2
Net cash flow used by investing activities	(565.9)	(503.2)

Free cash flow	$181.7	$214.0

*	Excludes cash flow from payables related to third-party gift cards, net of receivables. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less Safeway’s commission, to card partners. Because this cash flow is temporary, it is not available for other uses and therefore is excluded from the company’s calculation of free cash flow.

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Unaudited)

TABLE 5: SAME-STORE SALES (DECREASES) INCREASES*

	Fourth Quarter 2008		Fiscal Year 2008
	Comparable- Store Sales (Decreases) Increases	Identical- Store Sales (Decreases) Increases**	Comparable- Store Sales (Decreases) Increases	Identical- Store Sales (Decreases) Increases**
As reported	-1.2%	-1.3%	1.5%	1.4%
Excluding fuel sales	0.5%	0.4%	0.9%	0.8%

*	Based on the same 17-week and 53-week periods in both quarters and years, respectively.

**	Excludes replacement stores.